EXHIBIT 5.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement of Abitibi-Consolidated Company of Canada and Abitibi-Consolidated Inc. on Form F-10 (File No. 333-117648) of our auditors report dated January 26, 2004 (except for Note 25 dated February 27, 2004), with respect to the consolidated balance sheets of Abitibi-Consolidated Inc. as at December 31, 2003 and 2002, and the consolidated statements of earnings, deficit and cash flows for each of the years in the three year period ending December 31, 2003, which appear in the Annual Report on Form 40-F of Abitibi-Consolidated Inc. for the year ended December 31, 2003.

We also consent to the inclusion in the Registration Statement of our report dated January 26, 2004 to the Board of Directors of Abitibi-Consolidated Inc. on the Supplementary Information required under U.S. GAAP as at December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003.

We also consent to the reference to our firm under the heading "Independent Accountants" in the Prospectus, which is part of the Registration Statement.


/signed PricewaterhouseCoopers LLP/


Chartered Accountants


July 29, 2004
Montreal, Canada